Exhibit 99.1

NanoVibronix Announces Rescheduling of Annual Meeting of Stockholders

ELMSFORD, New York – June 14, 2019 – NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the PainShield® surface acoustic wave (SAW) device, which utilizes the Company’s proprietary and patented low intensity, SAW ultrasound technology, announces that the Company’s 2019 Annual Meeting of Stockholders, originally scheduled for 10:00 a.m. Eastern Time yesterday, June 13, 2019, was adjourned due to the lack of the requisite quorum. The meeting has been rescheduled for June 20, 2019 at 10:00 a.m. Eastern time and will be held at the offices of Troutman Sanders LLP, 875 Third Avenue, New York, New York 10022.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect to the 2019 Annual Meeting will be voted at the adjourned meeting unless properly revoked.

The Company encourages all stockholders who have not yet voted to do so before June 19, 2019 at 11.59 p.m. Eastern time. The stockholders may vote by internet at www.proxyvote.com, or by telephone at 1-800-690-6903, or by returning a properly executed proxy card to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have any questions concerning the 2019 Annual Meeting and you are the stockholder of record of your shares, please contact investor relations by email at naov@crescendo-ir.com or phone at 212-671-1021. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the 2019 Annual Meeting.

About NanoVibronix

NanoVibronix Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, which is focused on developing medical devices utilizing its proprietary and patented low intensity surface acoustic wave (SAW) technology. This technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including the disruption of biofilms and bacteria colonization, as well as providing pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield™ and WoundShield™. Additional information about the Company is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital may not be available, or may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Crescendo Communications

naov@crescendo-ir.com

(212) 671-1021

Additional Information and where to find it

The Company has filed a definitive proxy statement and associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the “2019 Annual Meeting”) on April 30, 2019. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise definitive proxy statement filed with the SEC on April 30, 2019. Details containing the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s stockholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at https://ir.nanovibronix.com/sec-filings.